UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2012

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat
Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Shareholders of the Company was held on June 21, 2012.  The total number of common shares eligible to vote as of the record date, April 25, 2012, was 18,729,790 and pursuant to the Company’s Articles of Association, 9,364,895 shares were required to be present or represented at the meeting to constitute a quorum.  The total number of common shares present or represented at the meeting was 16,983,641, and a quorum therefore existed.

At the Annual General Meeting:

1.               Election of Board of Directors.  The following persons were elected by a plurality of the votes cast at the meeting as Directors of the Company for a one year term expiring at the Annual General Meeting in 2013:

Name	Votes For	Votes Withheld	Broker Non-Votes
James F. Gero	15,901,169	382,508	699,964
Guy J. Jordan	16,039,873	243,804	699,964
Michael R. Mainelli	16,028,293	255,384	699,964
Davey S. Scoon	16,111,231	172,446	699,964
Robert S. Vaters	16,141,601	142,076	699,964
Walter P. von Wartburg	16,035,644	248,033	699,964
Kenneth R. Weisshaar	14,875,892	1,407,785	699,964

2.               Approval of 2012 LTIP.  The Orthofix International N.V. 2012 Long-Term Incentive Plan was approved by a vote of (i) 14,522,967 in favor, (ii) 1,740,442 against, (iii) 20,268 abstaining, and (iv) 699,964 broker non-votes.

3.               Approval of Financial Statements for the Year Ended December 31, 2011.  The Company’s balance sheet and income statement at and for the year ended December 31, 2011 were approved by a vote of (i) 16,122,647 in favor, (ii) 3,957 against, and (iii) 857,037 abstaining.

4.               Ratification of the Selection of Ernst & Young LLP.  The selection of Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2012 was ratified by a vote of (i) 16,631,589 in favor, (ii) 345,996 against, and (iii) 6,056 abstaining.

5.               Advisory and Non-Binding Resolution on Executive Compensation.  The advisory and non-binding resolution on executive compensation was approved by a vote of (i) 15,485,993 in favor, (ii) 540,377 against, (iii) 257,307 abstaining, and (iv) 699,964 broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

	By:	/s/ Brian McCollum
Brian McCollum
Senior Vice President of Finance and Chief Financial
Officer

Date: June 21, 2012

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